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                                                                    Exhibit 4.2

                               JTS CORPORATION

                             AMENDED AND RESTATED
                        REGISTRATION RIGHTS AGREEMENT

         This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of the ___ day ___________, 1996, by and among JTS Corporation, a Delaware corporation (the "Company") and the persons listed on the attached Schedule A who become signatories to this Agreement (collectively referred to hereinafter as the "Investors" and each individually as an "Investor") who hereby amend and restate that certain Registration Rights Agreement, dated as of February 3, 1995, by and among the Company and certain Investors, as amended (the "Prior Agreement").

                                    RECITALS

         WHEREAS, the Company and Atari Corporation, a Nevada corporation ("Atari"), are parties to that certain Amended and Restated Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of April 8, 1996, pursuant to which Atari will merger with and into the Company (the "Merger");

         WHEREAS, it is a condition to the closing of the Merger that certain affiliates of Atari will be extended the registration rights set forth herein with respect to the shares of Company common stock, $.001 par value ("Common Stock"), issued to such affiliates in the Merger; and

         WHEREAS, Section 14(b) of the Prior Agreement provides that the Prior Agreement may be amended with the consent of the Holders of at least two-thirds of the Registrable Securities voting as a class;

         NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Merger Agreement the parties mutually agree that the Prior Agreement is amended and restated to read in full as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                  "AFFILIATE" of any person or entity shall mean any other person or entity which, directly or indirectly, controls, is controlled by or is under common control with such person or entity.

                  "COMMISSION" shall mean the Securities and Exchange Commission of the United States or any other U.S. federal agency at the time administering the Securities Act.
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                  "HOLDER" shall mean each of the Investors (and their
transferees as permitted by Section 11) holding Registrable Securities or securities convertible into or exercisable for Registrable Securities.

                  "INITIATING HOLDERS" shall mean Holders who in the aggregate hold at least twenty percent (20%) of the Registrable Securities and join in a request referred to in Section 2(a).

                  "OTHER HOLDERS" shall mean holders of Company securities, other than Holders, proposing to distribute their securities pursuant to a registration under this Agreement.

                  "REGISTRABLE SECURITIES" means (i) the Common Stock issued or issuable upon conversion of the Company's Series A Preferred Stock, (ii) the Common Stock issued or issuable upon conversion of the JTS Shares and upon exercise of the JTS Warrant (as such terms are defined in that certain Stock Purchase Agreement, dated April 4, 1996, by and between the Company and Lunenburg S.A.), (iii) the Common Stock to be issued to certain affiliates of Atari identified on Schedule A in connection with the Merger, (iv) the Common Stock issued or issuable upon exercise of that certain Warrant to Purchase Shares of Common Stock dated March 24, 1995 issued by the Company to Venture Lending & Leasing, Inc. (the "Warrant Stock"), solely to the extent required to provide the registration rights set forth in Section 3 below to Venture Lending & Leasing, Inc. as a Holder with respect to the Warrant Stock, (v) any shares of Common Stock issued or issuable in respect of such Common Stock upon any stock split, stock dividend, recapitalization, or similar event, and (vi) Registrable Shares (as such term is defined in that certain Warrant to Purchase Shares of Series A Preferred Stock, dated as of February 13, 1996, issued by the Company to Atari). Shares of Common Stock or other securities shall only be treated as Registrable Securities if they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale."

                  The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  "REGISTRATION EXPENSES" shall mean all expenses, excluding Selling Expenses (as defined below) except as otherwise stated below, incurred by the Company in complying with Sections 2, 3 and 4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the Holders selected by the Holders and approved by the Company (which consent shall not be unreasonably withheld), Blue Sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                                       2.
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                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar United States federal statute.

                  "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by Holders. Such expenses shall be borne by Holders.

                  "SELLING HOLDERS" shall mean each Holder who holds Registrable Securities included in a registration statement under the Securities Act pursuant to this Agreement.

         2.       REQUESTED REGISTRATION.

                  (a) REQUEST FOR REGISTRATION. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to not less than ten percent (10%) of the then-outstanding Registrable Securities with an anticipated aggregate offering price, net of any underwriting discounts and commissions, in excess of $5,000,000 (a "Registration Notice"), the Company will:

                           (i)      promptly give written notice of the proposed
registration, qualification or compliance to all other Holders; and

                           (ii)     as soon as practicable, use its best efforts
to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable Blue Sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request received by the Company from the Holder within twenty (20) days after receipt of such written notice from the Company. Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2:

                                    (A)      In any particular jurisdiction in
which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                    (B)      During the period starting with the
date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company sold by the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                                       3.
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                                    (C)      After the Company has effected
three (3) registrations pursuant to this paragraph 2, and such registrations have been declared or ordered effective; or

                                    (D)      If the Company shall furnish to
such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 2 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders, provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.

                  Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

                  (b) UNDERWRITING. In the event that a registration pursuant to this Section 2 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 2(a)(i). In such event, the right of any Holder to registration pursuant to Section 2 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein. The Company shall (together with all Holders and Other Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company, but subject to the reasonable approval of the Holders holding a majority of the Registrable Securities held by all Holders participating in the Offering. Notwithstanding any other provision of this Section 2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders and Other Holders, and the number of shares that may be included in the registration and underwriting shall be allocated, FIRST, among all participating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement and, SECOND, among any Other Holders in proportion to the number of shares proposed to be included in such registration by such Other Holders. No Registrable Securities or other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any holder to the nearest one hundred (100) shares. If any Holder or Other Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration and shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require pursuant to Section 12.

                                       4.
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         3.       COMPANY REGISTRATION.

                  (a) NOTICE OF REGISTRATION. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to stock option or other employee benefit plans or
(ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

                           (i)      promptly give to each Holder written notice
thereof; and

                           (ii)     include in such registration (and any
related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.

                  (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3(a)(i). In such event the right of any Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with the Company and Other Holders, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be included in such registration. The Company shall so advise all Holders and Other Holders, and the number of shares that may be included in the registration and underwriting shall be allocated, FIRST, to the Company (if the registration has been initiated by the Company) or to such Other Holders as have initiated such registration, SECOND, among all the participating Holders in proportion to the respective amounts of Registrable Securities held by such Holders at the time of filing of the registration statement, and, THIRD, among the Other Holders (other than those shares included in the registration under "FIRST" above, if applicable) in proportion to the number of shares proposed to be included in such registration by such Other Holders; provided, however, that in a registered public offering, no less than twenty-five percent (25%) of the number of shares that may be included in such offering shall be allocated among the Holders of Registrable Securities. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or Other Holder to the nearest one hundred (100) shares. If any Holder or Other Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require pursuant to Section 12.

                                       5.
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                  (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 3 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration; provided, however, if the Holders elect to use one of their demand registration rights, pursuant to Section 2 hereof, then such registration shall be governed by Section 2 and it shall not be terminated.

         4.       REGISTRATION ON FORM S-3.

                  (a) REQUEST FOR REGISTRATION. If at any time or from time to time any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities with a reasonably anticipated aggregate price to the public of at least $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request. The substantive provisions of Section 2(b) shall be applicable to each such registration initiated under this Section 4 involving an underwriting.

                  (b) LIMITATIONS. Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 4:

                           (i)      in any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                           (ii)     if the Company, within ten (10) days of the
receipt of the request of the Initiating Holders requesting registration under this Section 4, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities);

                           (iii)    within a six (6) month period immediately
following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to a stock option or other employee benefit plan);

                           (iv)     if the Company shall furnish to such Holder
a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed sixty (60) days from the

                                       6.
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receipt of the request to file such registration by such Holder; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.

         5. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date hereof, the Company will not, without the prior written consent of holders of at least eighty percent (80%) of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which allows such holder or prospective holder of any securities of the Company to include such securities in any registration filed under Sections 2, 3 or 4 hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not diminish the amount of Registrable Securities which are included.

         6.       EXPENSES OF REGISTRATION.

                  (a) REGISTRATION EXPENSES. The Company shall bear all Registration Expenses incurred in connection with all registrations pursuant to Sections 2, 3 and 4. In the event any Initiating Holders withdraw a Registration Notice, abandon a registration statement or, following an effective registration pursuant to Section 2 hereof, does not sell Registrable Securities, then all Registration Expenses in respect of such Registration Notice shall be borne, at the Initiating Holders' option, either by the Initiating Holders or by the Company (in which case, if borne by the Company, such withdrawn or abandoned registration shall be deemed to be an effective registration for purposes of
Section 2(a)(ii)(D) hereof).

                  (b) SELLING EXPENSES. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and Other Holders shall be borne by the Holders and Other Holders pro rata on the basis of the number of shares so registered.

         7. REGISTRATION AND QUALIFICATION. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will as promptly as is practicable:

                  (a) prepare and file with the Commission, as soon as practicable, and use its best efforts to cause to become effective, a registration statement under the Securities Act relating to the Registrable Securities to be offered on such form as the Initiating Holders, or if not filed pursuant to Section 2 or Section 4 hereof, the Company, determines and for which the Company then qualifies;

                  (b) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or the expiration of ninety (90) days after such registration statement becomes effective; provided that such ninety (90) day period shall be extended in the case of a

                                       7.
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registration pursuant to Section 2 hereof for such number of days that equals the number of days elapsing from (i) the date the written notice contemplated by
Section 7(f) hereof is given by the Company to (ii) the date on which the Company delivers to the Selling Holders the supplement or amendment contemplated by Section 7(f) hereof;

                  (c) furnish to the Selling Holders and to any underwriter of Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the Selling Holders or such underwriter may reasonably request;

                  (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible moment;

                  (e) if requested by an Initiating Holder, (i) furnish to each Selling Holder an opinion of counsel for the Company addressed to each Selling Holder and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement), and (ii) use its best efforts to furnish to each Selling Holder a "comfort" or "special procedures" letter addressed to each Selling Holder and signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements;

                  (f) immediately notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration hereunder is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case (i) or (ii) at the request of a Selling Holder prepare and furnish to such Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                                       8.

                  (g) use its best efforts to list all such Registrable Securities covered by such registration statement on each securities exchange and inter-dealer quotation system on which a class of common equity securities of the Company is then listed, and to pay all fees and expenses in connection therewith; and

                  (h) upon the transfer of shares by a Selling Holder in connection with a registration hereunder, furnish unlegended certificates representing ownership of the Registrable Securities being sought in such denominations as shall be requested by the Selling Holders or the underwriters.

         8.       INDEMNIFICATION.

                  (a) BY COMPANY. The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors and partners, each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein. If the Holders are represented by counsel other than counsel for the Company, the Company will not be obligated under this Section 8(a) to reimburse legal fees and expenses of more than one separate counsel for Holders.

                  (b) BY HOLDERS. Each Selling Holder will indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Selling Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such

                                       9.

registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Selling Holders, such directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Selling Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Selling Holder under this subsection (b) shall be limited in an amount equal to the net proceeds of the shares sold by such Selling Holder, unless such liability arises out of or is based on willful misconduct by such Selling Holder.

                  (c) PROCEDURE FOR INDEMNIFICATION. Each party indemnified under paragraph (a) or (b) of this Section 8 (the "Indemnified Party") shall, promptly after receipt of notice of any claim or the commencement of any action against such Indemnified Party in respect of which indemnity may be sought, notify the party required to provide indemnification (the "Indemnifying Party") in writing of the claim or the commencement thereof; provided that the failure of the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified Party on account of the indemnity agreement contained in paragraph (a) or (b) of this
Section 8, unless the Indemnifying Party was materially prejudiced by such failure, and in no event shall relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party. If any such claim or action shall be brought against an Indemnified Party, it shall notify the Indemnifying Party thereof and the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable (except to the extent the proviso to this sentence is applicable, in which event it will be so liable) to the Indemnified Party under this Section 8 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that each Indemnified Party shall have the right to employ separate counsel to represent it and assume its defense (in which case, the Indemnifying Party shall not represent it) if (i) upon the advice of counsel, the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or
(ii) in the event the Indemnifying Party has not assumed the defense thereof within ten (10) days of receipt of notice of such claim or commencement of action, and in which case the fees and expenses of one such separate counsel shall be paid by the Indemnifying Party. If any Indemnified Party employs such separate counsel it will not enter into any settlement agreement which is not approved by the Indemnifying Party, such approval not to be unreasonably withheld. If the Indemnifying Party so assumes the defense thereof, it may not agree to any settlement of any such claim or action as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be

                                       10.

applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party. In any action hereunder as to which the Indemnifying Party has assumed the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated hereunder to reimburse the Indemnified Party for the costs thereof.

                  If the indemnification provided for in this Section 8 shall for any reason be unavailable to an Indemnified Party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party on the one hand or the Indemnified Party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any Indemnified Party's stock ownership in the Company. In no event, however, shall a Holder of Registrable Securities be required to contribute in excess of the amount of the net proceeds received by such Holder in connection with the sale of Registrable Securities in the offering which is the subject of such loss, claim, damage or liability. The amount paid or payable by an Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         9. INFORMATION BY HOLDER. Holders including any Registrable Securities in any registration shall furnish to the Company such information regarding such Holders as shall be necessary to enable the Company to comply with the provisions hereof in connection with any registration, qualification or compliance referred to in this Agreement.

         10. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                                       11.

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (c) Furnish to any Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

         11. TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted Holders under Sections 2, 3 and 4 may be assigned in connection with any transfer or assignment by a Holder of Registrable Securities provided that: (a) such transfer may otherwise be effected in accordance with applicable securities laws; (b) such transfer is effected in compliance with the restrictions on transfer contained in this Agreement and in any other agreement between the Company and the Holder; and (c) such assignee or transferee agrees to be bound by the terms of this Agreement and assumes all of the obligations of the transferring Holder hereunder. No transfer or assignment will divest a Holder or any subsequent owner of such rights and powers unless all Registrable Securities are transferred or assigned.

         12. STANDOFF AGREEMENT. Each Holder agrees that if in connection with the first two public offerings by the Company of its securities after the date hereof, whether for the account of the Company or any Holder or Other Holder, the underwriters managing the offering so request, the Holders shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of such underwriters, for such period of time (not to exceed one hundred eighty (180) days in the case of the first offering and ninety (90) days in the case of the second offering) from the effective date of such registration (or offering) as may be requested by such underwriters; provided that each officer and director of the Company also agrees with such restrictions. The provisions of this Section 12 shall terminate and have no further force or effect on or after December 31, 1997.

         13. TERMINATION. This Agreement shall terminate, with respect to each Holder, at such time as all Registrable Securities held by such Holder constitute less than one percent (1.0%) of the voting securities of the Company and can be sold pursuant to Rule 144 or Rule 144(k), within a consecutive three
(3) month period without compliance with the registration requirements of the Securities Act. The respective indemnities, representations and warranties of the Investors and the Company shall survive such termination.

                                       12.

         14.      MISCELLANEOUS.

                  (a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the State of California without given effect to the conflicts of law principles thereof.

                  (b) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least eighty percent (80%) of the Registrable Securities, voting as a class. Any amendment or waiver effected in accordance with this paragraph will be binding upon the Company, each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), and any transferee of such securities.

                  (c) SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, this Agreement shall continue in full force and effect without said provision. In such event, the parties shall negotiate, in good faith, a legal, valid and binding substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

                  (d) NOTICES. All notices and other communications required or permitted hereunder shall be in writing (or in the form of a telex or telecopy (confirmed in writing) to be given only during the recipient's normal business hours unless arrangements have otherwise been made to receive such notice by telex or telecopy outside of normal business hours) and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger, or telex or telecopy (as provided above) addressed (a) if to a Purchaser, at such address as such Purchaser shall have furnished to the Company in writing or (b) if to any other Holder of Common Stock, at such address as such Holder shall have furnished the Company in writing or, until any such Holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company or (c) if to the Company, one copy should be sent to its principal executive offices and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if by telex or telecopy pursuant to the above, when received.

                  (e) FACSIMILE SIGNATURES. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers

                                       13.

such a signature page agrees to later deliver an original counterpart to any party which requests it.

                  (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                  (g) TITLES, SUBTITLES AND TABLE OF CONTENTS. The titles, subtitles and table of contents used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                       14.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"COMPANY"                                    "INVESTOR"

JTS CORPORATION,                            -----------------------------------
a Delaware corporation                       Name of Investor


By:
   -----------------------------------       -----------------------------------
    Name:                                    Signature
    Title:


                                             -----------------------------------
                                             Title, if applicable


                                       15.

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS

Advanced Technology Ventures III

Advanced Technology Ventures IV

Alta V Limited Partnership

Atherton Ventures

BI Walden Ventures
Kedua Sdn Bhd

Brentwood Associates VI, L.P.

C.V. Sofinnova Ventures Partners II

C.V. Sofinnova Ventures Partners III

Customs House Partners

DPI 1995 Investment Partners

Roger C. Davisson and Marjorie Davisson,
Trustees of the Davisson Family Trust Dated
November 20, 1994

Richard C. DeGolia

Richard C. DeGolia and Sallie V.D. DeGolia,
Trustees of the DeGolia Family Trust

Robert Easton

William Elmore

Dr. Richard Emori

Gilde IV B.V.

Gilde Investment Fund B.V.

Teddy Hadiono

B. Kipling and Mary Ann Hagopian, Trustees
UTD 3/25/88

Marie-Helene Habert-Dassault

High Street Partners

                                       1.

International Venture Capital Investment
Corporation

Steven L. Kaczeus, Sr.

Greg Kudo

Lunenburg S.A.

David T. Mitchell

Needham Capital Partners, L.P.

Needham Capital SBIC, L.P.

OCBC, Wearnes & Walden Investments
(Singapore) Ltd.

O, W & W Pacrim Investments Ltd.

One Liberty Fund III, L.P.

Timothy M. Pennington III and Melissa J.
Pennington, Trustees of the Pennington Family
Revocable Trust DTD 5/23/84

R&M Investors 1995

SBCB Holdings

Seed Ventures II Limited

Sofinnova Ventures III

S.N. Venture Capital, Inc.

Devinder L. Tandon, M.D. and Usha Tandon,
Trustees of The Devinder and Usha Tandon
Family Trust Dated 06/10/94

Jawahar L. Tandon, Trustee of The Jawahar L.
Tandon Irrevocable Trust

D. & U. Tandon, LLC, a California limited liability company

J. & S. Tandon, LLC, a California limited liability company

                                       2.

Sirjang Lal Tandon

TEAC Corporation

Richard J. Testa

Jack Tramiel

WS Investment Company 94A

WS Investment Company 95B

D.M. Laurice and M.M. Rosati, Trustees WSGR
Retirement Plan U/A DTD 02/01/88, FBO Rick
DeGolia

Venture Lending & Leasing, Inc.

Walden Capital Partners II, L.P.

Walden Investors

Walden Technology Ventures II, L.P.

Walden Ventures

Wallia, Perry

Jasper A. Welch

Western Digital Corporation

                                       3.